UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Convertible Note to Asher Enterprises, Inc.

On September 11, 2013 (the “Closing Date”), Cardinal Energy Group, Inc. (the “Company”) completed the sale of a convertible promissory note (the “Asher Note”) in the principal amount $83,500 with an interest rate of 8% per annum pursuant to the terms of a securities purchase agreement between Asher Enterprises, Inc. (“Asher”), a Delaware corporation and the Company (the “Asher Agreement”) . The Asher Note matures on June 4, 2014 (the “Maturity Date”).

The Asher Note may be prepaid in whole or in part, at any time during the period beginning on the Closing Date and ending on the date which is 180 days following the issue date, beginning at 110% of the outstanding principal and accrued interest increasing by 7% 30 days after the Closing Date, 5% 60 days after the Closing Date, 7% 90 days after the Closing Date and 5% 120 days after the Closing date until the Maturity Date.

At any time after 180 days after the date the Asher Note is issued, the Asher Note is convertible into the Company’s common stock, at Asher’s option, at a 58% discount to the market price, which is defined as the average of the lowest three (3) closing bid prices for the Company’s common stock during the ten (10) trading days prior to the conversion date. The conversion price is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

Asher has agreed to restrict its ability to convert the Asher Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. The Asher Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Asher Note also provides for penalties and rescission rights if the Company does not deliver shares of its common stock upon conversion within the required timeframes.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, Asher is an accredited investor, Asher had access to information about the Company and its investment, Asher took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Asher Agreement and the Asher Note are qualified in their entirety by reference to such Asher Agreement and Asher Note, which are filed as Exhibits 10.1 and 4.1, respectively, hereto and are incorporated herein by reference.

Item 2.03   Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02   Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit	Description

4.1	Convertible Promissory Note between Cardinal Energy Group, Inc. and Asher Enterprises, Inc. dated August 30, 2013.

10.2	Securities Purchase Agreement between Cardinal Energy Group, Inc. and Asher Enterprises, Inc. dated August 30, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: September 13, 2013	By:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer

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